Exhibit 10.1

Samson
Suite 1900 1301 Travis Street Houston, TX 77002, USA 713/751-9000 (main line) 713/751-8884 (fax line)

January 14, 2003

Challenger Minerals Inc	Reef Global Energy I, L.P.
15375 Memorial Drive, Suite G200	1901 N. Central Expressway, Suite 300
Houston, Texas 77079	Richardson, Texas 75080
Attn: Mr. Ron Symecko	Attn: Mr. Walt Dunagin

Re:                               Participation Agreement – OCS-G 23948

Grand Isle Area, Block 27

Offshore Louisiana

Gentlemen:

When executed by all Parties hereto in the manner provided below, this letter shall evidence the agreement (“the Agreement”) between Samson Offshore Company, hereinafter referred to as “SOC”, Challenger Minerals Inc., hereinafter referred to as “CMI” and Reef Global Energy I, L.P., hereinafter referred to as “Reef” (CMI and Reef shall sometimes be referred to individually as “Participant” and collectively as “Participants” and all of the above parties shall sometimes herein be referred to collectively as “the Parties” and sometimes individually as “Party”) with respect to (1) Participant’s purchase from SOC of an undivided interest in and to the Oil & Gas Lease described on Exhibit “A” attached hereto and made a part hereof (the “Lease”) and (2) Participant’s participation in the drilling of a Test Well, as defined in paragraph 4 hereof, on the Lease in the manner hereinafter described.

1.                                       PURCHASE AND SALE

Effective as of the date of execution herein by all Parties, and for the consideration set forth below, SOC hereby sells and conveys and Participants hereby purchases in the undivided percentages indicated below the following interest in the Lease (the “Assigned Interest”):

CMI	5.0% of 8/8ths
Reef

1.5% of 8/8ths

The Assigned Interest is subject to its proportionate part of the burdens set forth in paragraph 6 hereof and to the Joint Operating Agreement attached hereto as Exhibit “B” (the “JOA”).

2.                                       CONSIDERATION

Within: two (2) business days of receipt of the fully executed Ratification Letter Agreement (attached hereto as Exhibit “D”), Participants shall remit to SOC, as consideration for the Assigned Interest, the following:

(i)                                     From the CMI, the sum of $109,691.86 representing 5% of all costs paid by Samson for the Assigned Interest attributable to the Lease acquisition, permits and regulatory filings (“Least Costs”), and an executed original of the Authority for Expenditure (“AFE”) for the Test Well, attached hereto as Exhibit “C”.

(ii)                                  From Reef, the sum of $32,907.56 representing 1.5% of all costs paid by Samson for the Assigned Interest attributable to the Lease acquisition, permits and regulatory filings (“Lease Costs”), and an executed original of the Authority for Expenditure (“AFE”) for the Test Well, attached hereto as exhibit “C”.

3.                                       JOINT OPERATING AGREEMENT

Subject to the provisions herein, all operations on the Lease, including the drilling of the Test Well as provided in Section 4 below, will be governed by the terms of the JOA, which names Gryphon as Operator. In the event of a conflict between the JOA and this Agreement, the terms of this Agreement shall prevail. By execution of this Agreement, Participants do hereby join in and ratify such JOA and the parties hereby agree to modify the JOA where necessary to reflect the participation by Participants as a non-operator under said JOA. If required Participants agree to promptly comply with any regulatory requirements required for such participation in the Lease or Test Well.

4.                                       TEST WELL

Participants agrees to participate with Gryphon in the drilling of the OCS-G 23948 Well # 1 being the initial well on the Lease to be drilled as a straight hole to a total depth of 13,000’ TVD or a depth sufficient to fully evaluate the “Disc 12 Sand” (D-2sd) as defined in the El Paso OCS-G 18063 (GI 28) No. 1 Well from 12,510’ MD (top) to 12,610’ MD (base), whichever is less (“Objective Depth”) with a surface and bottom hole location of 7,061’ FSL and 4,435’ FEL of Grand Isle Area, Block 27 (the “Test Well”). CMI agrees to pay 6.66666% and Reef agrees to pay 2% of the cost and expense of drilling the Test Well to the Objective Depth, which shall include, but not be limited too, the actual costs incurred in drilling, logging and completing all approved testing operations in the Test Well, until the earlier to occur of the following: i) the actual costs of such operations exceeds the AFE; or ii) the Test Well reaches the Objective Depth, approved logging and testing operations have been completed, and a recommendation is made to run casing or plug and abandon the same. Thereafter, CMI’s share of costs with respect to the Test Well and the Lease shall be reduced from 6.66666% to 5% and Reef’s share shall be reduced from 2% to 1.5%.

5.                                       SUBSTITUTE WELL

If, after commencing the Test Well, but before reaching the Objective Depth, there should be encountered conditions or formations, whether natural or mechanical, which render further drilling of the Test Well either impossible or impractical, and as a result operations on the Test Well are permanently abandoned, a Substitute Well may be commenced no later than 90 days following the abandonment of the Test Well. A proposal to sidetrack the Test Well around an obstruction in the wellbore shall not be considered a Substitute Well but a continuation of the Test Well, unless the targeted bottom hole location of the sidetracked well is more than 200’ from the original proposed bottom hole location. Any Substitute Well proposal shall include the estimated costs to drill the same to the original Objective Depth in the Test Well. CMI and Reef shall have the right and option to elect not to participate in a Substitute Well, if proposed, however, failure to participate shall result in a forfeiture of interest inthe Lease and the Test Well without reimbursement of costs incurred prior to such election. The time period in which both CMI’s and Reef’s election to participate in a substitute shall be governed by the election provisions in the Joint Operating Agreement. If such Substitute Well is timely commenced and either CMI and/or Reef participates, the Substitute Well shall be considered and deemed for all purposes under this Agreement to be the Test Well including, without limitation, the apportionment among the Parties of the costs and expenses incurred in connection therewith pursuant to Section 4.

6.                                       ASSIGNMENT OF INTEREST

SOC shall provide Participants with an executed assignment of the Assigned Interest upon receipt by SOC of payment of the Lease costs set forth above. Said Assignment shall be without warranty of title except as to claims by, through or under SOC and shall be made expressly subject to the terms and provisions of this Agreement and the attachments hereto. Participants shall bear its proportionate share of (i) Lease royalty, (ii) a 1% of 8/8ths overriding royalty interest in favor of Gryphon, provided, however, the net revenue interest to be delivered in such assignments of interest stall not be less than 82.33333%, for a proportionally reduced total net revenue interest of 4.11666% of 8/8ths for CMI, and 1.235% of 8/8ths for Reef, iii) the “Discovery Bonus” as setout and defined in section 4.6(d) in the 2000 Program Agreement by and between Cheniere Energy, Incorporated (now Gryphon Exploration Company) and Samson Offshore Company.

7.                                       NOTICES

All notices provided for in this Agreement shall be in writing and deemed received seventy-two (72) hours after deposited in the U.S. Mail. Where an election is required, all notices shall be delivered by certified U.S. mail, return receipt requested, telecopy, or overnight courier or messenger with receipt confirmation, to:

SAMSON OFFSHORE COMPANY

1301 Travis, Suite 1900

Houston, Texas 77002

Attention:  Mr. Sonny Measley

Phone:  (713) 577-2011

Fax:      (713) 577-2211

With a copy to

SAMSON OFFSHORE COMPANY

Two West Second Street

Tulsa, OK

Attention:  Mr Jack Canon

Phone:  (918) 591-1009

Fax:      (918) 591-1718

CHALLENGER MINERALS INC

15375 Memorial Drive

Houston, Texas 77079

Attention:  Mr. Ron Symecko

Phone:           (281) 925-7220

Fax:                           (281) 925-7280

REEF GLOBAL ENERGY I, L.P.

1901 N. Central Expressway, Suite 300

Richardson, Texas 75080

Attention:  Mr. Wait Dunagin

Phone:  (972) 437-6792

Fax:      (972) 994-0369

Each party shall have the right to chime its address at any time, and from time to time, by giving written notice thereof to the other Parties.

8.                                       SUCCESSORS AND ASSIGNS

This Agreement and the transfer or retransfer of an interest in the rights hereto shall inure to the to the benefit of and be binding upon the heirs, successors and assigns of the Parties hereto; provided, however, Participants may not transfer or assign in whole or in part, its interest in this Agreement without the prior written consent of SOC, which consent shall not be unreasonably withheld.

9.                                       CONFIDENTIALITY

Participants agree that the terms of this Agreement shall be deemed confidential and shall not be revealed to any third party except (i) to the extent disclosure may be required by law, including, without limitation, disclosures in registration statements or other filings with the Securities and Exchange Commission; (ii) disclosures in any judicial or alternative dispute resolution proceeding concerning the terms hereof; and (iii) disclosures with the written consent of SOC, which consent shall not be unreasonably withheld.

This Participation Agreement may be signed in counterparts, and shall be binding upon the Parties and upon their successors, representatives and assigns.

Please acknowledge your agreement of the terms herein by executing one copy of this Participation Agreement where provided below and returning the same to this office no later than January 17, 2003. This Participation Agreement shall become effective when fully executed by all Parties hereto.

SAMSON OFFSHORE COMPANY

/s/ Brian K. Ayers
By:	Brian K. Ayers
Title:	Vice President

AGREED TO AND ACCEPTED THIS 17th DAY OF JANUARY 2003.

CHALLENGER MINERALS INC

/s/ T.J. Morrow
By:	T.J. MORROW
Title:	PRESIDENT

AGREED TO AND ACCEPTED THIS            DAY OF JANUARY 2003.

REEF GLOBAL I, L.P.

/s/ Michael J. Mauceli
By:	Michael J. Mauceli
Title:	Managing Member

EXHIBIT “A”

Attached to and made a part of that certain Participation Agreement dated January 14, 2003, by and between Samson Offshore Company and Challenger Minerals Inc., et al.

“Lease”

Oil and Gas Lease dated June 1, 2002 from the United States Department of the Interior, Minerals Management Service, as Lessor, to Gryphon Exploration Company and Samson Offshore Company, as Lessee, covering all of Block 27, Grand Isle Area, Offshore Louisiana, approximately 5000 acres more or less, and bearing serial Number OCS-G 23948.

EXHIBIT “B”

Attached to and made a part of that certain Participation Agreement dated January 14, 2003, by and between Samson Offshore Company and Challenger Minerals Inc., et al.

“Joint Operating Agreement dated June 1, 2002”

EXHIBIT “C”

Attached to and made a part of that certain Participation Agreement dated January 14, 2003, by and between Samson Offshore Company and Challenger Minerals Inc., et al.

“Authority for Expenditure”